SECURITIES AND EXCHANGE COMMISSION

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FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
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LIG ASSETS, INC.

(Exact Name of Small Business Issuer in its Charter)

Nevada		26-3546326
(State of Incorporation)	(Primary Standard Classification Code)	(IRS Employer ID No.)

517 Ferris Avenue
Waxahachie, TX 75165
(972) 935-9400
(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Globex Transfer, LLC
780 Deltona Boulevard, Suite 202
Deltona, Florida 32725
(386) 206-1133
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
GREGG E. JACLIN, ESQ.
ANSLOW & JACLIN, LLP
195 Route 9 South, Suite204
Manalapan, NJ 07726
TELEPHONE NO.: (732) 409-1212
FACSIMILE NO.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐ If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	1,935,071	$0.04	$77,402.84	$3.04

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. The price of $0.04 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices. The fixed price of $0.04 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.02 plus an increase based on the fact the shares will be liquid and registered.  There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED March, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

1,935,071 SHARES OF
LIG ASSETS, INC.
COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. Our common stock is presently not traded on any market or securities exchange. The 1,935,071 shares of our common stock can be sold by selling security holders at a fixed price of $0.04 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date of This Prospectus Is: March , 2009

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision .

ABOUT OUR COMPANY

We were incorporated on October 14, 2008 in the State of Nevada. On October 14, 2008, Jeffrey Love, our Founder and CEO was issued 50,000,000 common stock shares for pre-incorporation services.

Based on our financial history since October 14, 2008, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has not generated revenues since inception. From October 14, 2008 to October 31, 2008, we have incurred a net loss of $14,560. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy. As of October 31, 2008 we had no cash or cash equivalents

LIG Assets, Inc. is a real estate investment company which purchases and sells homes throughout the United States. Our headquarters is located in the heart of Waxahachie, TX with future satellite locations to include Houston, TX. We offer quality homes for affordable prices to the middle class community. Our company owns properties for sale in Texas, Georgia, and Florida.

We provide high-level expertise in real estate sales focusing on home sellers and home buyers.  Buyers of residential real estate are our first customers.  We will never lose our focus that clients who buy our properties are our first obligation. Our second customer is the home seller.  We will provide superior personal services to our customers selling their homes.

As we grow, we will take on new employees providing them with highly competitive commission earnings, as well as providing them with a support service that will allow for more productive time in order to gain clients at a faster pace.

WHERE YOU CAN FIND US

Our principal executive office location and mailing address is 517 Ferris Avenue, Waxahachie, TX 75165. Our telephone number is (972) 935-9400.

Terms of the Offering

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus. The selling stockholders are selling shares of common stock covered by this prospectus for their own account.

We will not receive any of the proceeds from the sale of these shares. The offering price of $0.04 was determined by the price shares were sold to our shareholders in a private placement memorandum of $0.02 plus an increase based on the fact the shares will be liquid and registered and is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis”, “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from October 14, 2008 through October 31, 2008 are derived from our audited financial statements.

For the Period from October 14, 2008 to October 31, 2008
STATEMENT OF OPERATIONS

Revenues	$-
Total Operating Expenses	$14,560
Net Loss	$(14,560)

As of October 31, 2008
BALANCE SHEET DATA

Cash	$0
Total Assets	$133,148
Total Liabilities	$142,708
Stockholders’ Deficit	$133,148

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Please note that throughout this prospectus, the words “we”, “our” or “us” refer to the Company and not to the selling stockholders.

WE HAVE A LIMITED OPERATING HISTORY THAT YOU CAN USE TO EVALUATE US, AND THE LIKELIHOOD OF OUR SUCCESS MUST BE CONSIDERED IN LIGHT OF THE PROBLEMS, EXPENSES, DIFFICULTIES, COMPLICATIONS AND DELAYS FREQUENTLY ENCOUNTERED BY A SMALL DEVELOPING COMPANY.

We were incorporated in Nevada on October 14, 2008. We have no significant financial resources and limited revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities

WE WILL REQUIRE FINANCING TO ACHIEVE OUR CURRENT BUSINESS STRATEGY AND OUR INABILITY TO OBTAIN SUCH FINANCING COULD PROHIBIT US FROM EXECUTING OUR BUSINESS PLAN AND CAUSE US TO SLOW DOWN OUR EXPANSION OF OPERATIONS.

We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy. Such financing may not be available when needed. Even if such financing is available, it may be on terms that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our capital requirements to implement our business strategy will be significant. Moreover, in addition to monies needed to continue operations over the next twelve months, we anticipate requiring additional funds in order to significantly expand our operations and acquire the operating entities as set forth in our plan of operations. No assurance can be given that such funds will be available or, if available, will be on commercially reasonable terms satisfactory to us. There can be no assurance that we will be able to obtain financing if and when it is needed on terms we deem acceptable. If we are unable to obtain financing on reasonable terms, we could be forced to delay or scale back our plans for expansion. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition.

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. From October 14, 2008 to October 31, 2008 we have incurred a net loss of $14,560; and a working capital deficit and stockholders’ deficit of $9,560 and a deficit accumulated during the development stage of $14,560. These factors raise substantial doubt about the Company’s ability to continue as a going concern. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF JEFFREY LOVE, PRESIDENT, CHAIRMAN, CEO, SECRETARY AND TREASURER. WITHOUT THEIR CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Jeffrey Love, President, Chairman, CEO, Secretary and Treasurer, our officers. We currently do not have an employment agreement with Jeffrey Love, President, Chairman, CEO, Secretary and Treasurer. The loss of the services of our officer could have a material adverse effect on our business, financial condition or results of operation.

IF OUR CASH FLOWS AND CAPITAL RESOURCES ARE INSUFFICIENT TO SERVICE OUR INDEBTEDNESS, WE MAY BE FORCED TO REDUCE OR DELAY CAPITAL EXPENDITURES, SELL ASSETS, SEEK ADDITIONAL CAPITAL OR RESTRUCTURE OR REFINANCE OUR INDEBTEDNESS, INCLUDING THE NOTES.

If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including our senior secured credit facilities and the indenture governing the notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due. The Sponsors have no continuing obligation to provide us with debt or equity financing.

THE RECENT SEVERE ECONOMIC DOWNTURN AND ADVERSE CONDITIONS IN THE LOCAL, REGIONAL, NATIONAL AND GLOBAL MARKETS, HIGH ENERGY, AND GASOLINE PRICES COULD NEGATIVELY AFFECT OUR OPERATIONS, AND MAY CONTINUE TO NEGATIVELY AFFECT OUR OPERATIONS IN THE FUTURE AND COULD NEGATIVELY IMPACT OUR ABILITY TO ACCESS FINANCING.

The recent severe economic downturn and adverse conditions in the local, regional, national and global markets could negatively affect our operations, and may continue to negatively affect our operations in the future and could negatively impact our ability to access financing. During periods of economic contraction such as the current period, our revenues may decrease while some of our costs remain fixed or even increase, resulting in decreased earnings.

WE MAY BE UNABLE TO RETAIN OUR KEY EMPLOYEES OR ATTRACT, ASSIMILATE AND RETAIN OTHER HIGHLY QUALIFIED EMPLOYEES IN THE FUTURE.

We will need to attract, hire and retain talented management and other highly skilled employees with experience and expertise in all areas of our business to be successful. Competition for employees in our industry is highly competitive. We may be unable to retain our key employees or attract, assimilate and retain other highly qualified employees in the future. If we are not able to hire and retain key employees our business and financial condition could be harmed.

SINCE OUR MARKETING PLAN WILL BE SPECIFICALLY GEARED TOWARD THE WORKING CLASS POPULATION IN THE SURROUNDING VICINITY, IT IS POSSIBLE THAT IF THE CURRENT RECESSION OR ECONOMIC SLOW-DOWN CONTINUES, IT WOULD LIKELY CAUSE A SUBSTANTIAL LOSS OR DELAY IN REVENUE.

Since our marketing will be specifically geared toward the working class population in the surrounding vicinity, it is possible that if the current recession or economic slow-down continues, it would likely cause a substantial loss or delay in revenue. Since we are a start-up Company with very limited resources, a long drawn-out continuation of the current recession or economic slowdown would likely be detrimental to our specific marketing plan, which would likely be detrimental to the Company.

WE ARE SUBJECT TO GENERAL REAL ESTATE RISKS AND THE VALUE OF OUR REAL ESTATE ASSETS MAY FLUCTUATE.

Our primary assets are expected to consist of real estate and, in particular, residential properties, which are subject to a variety of risks. The yields available from the equity and mortgage investments in real estate depend on the amount of income generated and expenses incurred from the operations of such properties. If the properties do not generate sufficient income to meet operating expenses, including debt service and capital expenditures, our cash flow and ability to make distributions will be adversely affected. The performance of the economy in each of the areas in which the properties are located affects occupancy, market rental rates, expenses and property values.

WE CANNOT GIVE YOU ANY ASSURANCE THAT WE WILL NOT ISSUE ADDITIONAL COMMON OR PREFERRED SHARES, OR OPTIONS OR WARRANTS TO PURCHASE THOSE SHARES, UNDER CIRCUMSTANCES WE MAY DEEM APPROPRIATE AT THE TIME.

Our issuance of additional shares of our common stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights. Our issuance of shares of preferred stock, or options or warrants to purchase those shares, could negatively impact the value of your shares of common stock as the result of preferential voting rights or veto powers, dividend rights, disproportionate rights to appoint directors to our board, conversion rights, redemption rights and liquidation. We are entitled, under our certificate of incorporation to issue up to 200,000,000 common and 50,000,000 “blank check” preferred shares. After taking into consideration our outstanding common and preferred shares as of March 12, 2009, we will be entitled to issue up to 137,062,500 additional common shares and 50 million preferred shares. Our board may generally issue those common and preferred shares, or options or warrants to purchase those shares, without further approval by our stockholders based upon such factors as our board of directors may deem relevant at that time. Any preferred shares we may issue shall have such rights, preferences, privileges and restrictions as may be designated from time-to-time by our board, including preferential dividend rights, voting rights, conversion rights, redemption rights and liquidation provisions.

WE MAY HAVE DIFFICULTY IN ATTRACTING AND RETAINING MANAGEMENT AND OUTSIDE INDEPENDENT MEMBERS TO OUR BOARD OF DIRECTORS AS A RESULT OF THEIR CONCERNS RELATING TO THEIR INCREASED PERSONAL EXPOSURE TO LAWSUITS AND STOCKHOLDER CLAIMS BY VIRTUE OF HOLDING THESE POSITIONS IN A PUBLICLY HELD COMPANY.

The directors and management of publicly traded corporations are increasingly concerned with the extent of their personal exposure to lawsuits and stockholder claims, as well as governmental and creditor claims which may be made against them, particularly in view of recent changes in securities laws imposing additional duties, obligations and liabilities on management and directors. Due to these perceived risks, directors and management are also becoming increasingly concerned with the availability of directors and officers liability insurance to pay on a timely basis the costs incurred in defending such claims. We currently do not carry limited directors and officer’s liability insurance. Directors and officers liability insurance has recently become much more expensive and difficult to obtain. If we are unable to provide directors and officers liability insurance at affordable rates, it may become increasingly more difficult to attract and retain qualified outside directors to serve on our board of directors.

VOTING CONTROL OF OUR COMMON STOCK IS POSSESSED BY JEFFREY LOVE. ADDITIONALLY, THIS CONCENTRATION OF OWNERSHIP COULD DISCOURAGE OR PREVENT A POTENTIAL TAKEOVER OF LIG ASSETS, INC. THAT MIGHT OTHERWISE RESULT IN YOUR RECEIVING A PREMIUM OVER THE MARKET PRICE FOR YOUR COMMON STOCK.

The voting control of our common stock is possessed solely by Mr. Jeffrey Love, our chief executive officer. Mr. Love owns 50,000,000 shares of our common stock.  Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of Mr. Love’s voting control is that he has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the company that might otherwise result in your receiving a premium over the market price for your common stock.

THE ELIMINATION OF MONETARY LIABILITY AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES UNDER OUR ARTICLES OF INCORPORATION AND THE EXISTENCE OF INDEMNIFICATION RIGHTS TO OUR DIRECTORS, OFFICERS AND EMPLOYEES MAY RESULT IN SUBSTANTIAL EXPENDITURES BY LIG ASSETS, INC. AND MAY DISCOURAGE LAWSUITS AGAINST OUR DIRECTORS, OFFICERS AND EMPLOYEES.

Our articles of incorporation contain provisions, which eliminate the liability of our directors for monetary damages to us and our stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees, which we maybe unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit us and our stockholders.

OUR DIRECTORS HAVE THE RIGHT TO AUTHORIZE THE ISSUANCE OF ADDITIONAL SHARES OF OUR PREFERRED STOCK AND ADDITIONAL SHARES OF OUR COMMON STOCK.

Our directors, within the limitations and restrictions contained in our articles of incorporation and without further action by our stockholders, have the authority to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and the relative rights, conversion rights, voting rights, and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. We have no intention of issuing additional shares of preferred stock at the present time. Any issuance of additional shares of preferred stock could adversely affect the rights of holders of our common stock. Should we issue additional shares of our common stock at a later time, each investor's ownership interest in our stock would be proportionally reduced. No investor will have any preemptive right to acquire additional shares of our common stock, or any of our other securities.

THE OFFERING PRICE OF THE SHARES WAS SOLELY DETERMINED BASED UPON THE PRICE THE SHARES WERE SOLD IN THEIR OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO THE ACTUAL VALUE OF THE COMPANY, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.04 for the shares of common stock was determined based upon the price the shares were sold to the investors in our private placement memorandum. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT THE COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH IS SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Item 4.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the sale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price shares were sold to our shareholders in our private placement which was completed in January 2009 pursuant to an exemption under Rule 506 of Regulation D.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be a penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

Item 7.

SELLING SHAREHOLDERS

The shares being offered for sale by the selling stockholders consist of the 1,935,071 shares of our common stock held by 43 shareholders which sold 350,000 shares in our Regulation D Rule 506 offering completed in January 2009 and 1,585,071 were issued pursuant to a consulting agreement with Going Public, LLC

The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of March 12, 2009 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for sale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name of Selling Stockholder	Shares of Common Stock owned prior to offering	Shares of common stock to be sold	Shares of common stock owned after offering	Percent of common stock owned after offering
Baca, Patsy	10,000	10,000	0	0
Callahan, Toy Lynn	10,000	10,000	0	0
Chambers, Chelsea	10,000	10,000	0	0
Elsik, Dale (a)	10,000	10,000	0	0
Elsik, Lisa (a)	10,000	10,000	0	0
Faulkner, Donna Kay (b) (c) (g) (h)	10,000	10,000	0	0
Faulkner, Matthew (d)	10,000	10,000	0	0
Faulkner, Richard Warren (c) (d)	10,000	10,000	0	0
Fletcher, Betty L. (e)	10,000	10,000	0	0
Gomez, Crystal	10,000	10,000	0	0
Hobbs, Cynthia Ann (e)	10,000	10,000	0	0
Hodges, John	10,000	10,000	0	0
Howard, Danette C.	10,000	10,000	0	0
Jones, Brittnay Lea (f)	10,000	10,000	0	0
Jones, Casey Rhea (f) (g)	10,000	10,000	0	0
Jones, Joshua Glynn (h)	10,000	10,000	0	0
Love, Cheryl Jean (i) (j)	10,000	10,000	0	0
Love, Jerry Douglas (i) (j)	10,000	10,000	0	0
Oden, Joseph H. (k)	10,000	10,000	0	0
Oden, Trisha Michelle (k) (l)	10,000	10,000	0	0
Rodriquez, Robert	10,000	10,000	0	0
Salas, Heather	10,000	10,000	0	0
Savage, Margaret	10,000	10,000	0	0
Shelley, Bobby	10,000	10,000	0	0
Smith, Justin	10,000	10,000	0	0
Snipes, Debra (m) (p)	10,000	10,000	0	0
Snipes, James (m) (p)	10,000	10,000	0	0
Stanger, Barbara	10,000	10,000	0	0
Warren Jr., Jon	10,000	10,000	0	0
Wetherell, John (n) (o)	10,000	10,000	0	0
Wetherell, Joyce (n) (o)	10,000	10,000	0	0
Whitlock, Chad R.	10,000	10,000	0	0
Woiton, James	10,000	10,000	0	0
Yates, Michael (p)	10,000	10,000	0	0
Yates, Tanner (p)	10,000	10,000	0	0
Bebeyim, LLC (s)	3,000,000	200,000	1,800,000	2.9%
Anslow & Jaclin, LLP (v)	250,000	200,000	50,000	*
Sienna Consultants, LLC (r)	731,687	200,000	531,687	*
Global Lambent, LLC (t)	462,678	200,000	262,678	*
RBS Associates (x)	185,071	185,071	0	0
Carmel Valley Corporation (u)	3,024,064	200,000	2,824,064	4.5%
Arisa Capital, Inc.(z)	2,944,484	200,000	2,744,484	4.4%
The Spina Group, LLC (q)	1,989,516	200,000	1,789,516	2.8%

*Less than 1%

 Except as listed below, to our knowledge, none of the selling shareholders or their beneficial owners:

1)      Has had a material relationship with us other than as a shareholder at any time within the past three years; or
2)      Has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
3)      Are a broker-dealer or affiliated with a broker-dealer.

a.	Dale and Lisa Elsik are husband and wife.
b.	Donna Kay Faulkner is the aunt of Jeffrey Love, the CEO of LIG Assets, Inc.
c.	Donna Kay and Richard Warren Faulkner are husband and wife.
d.	Matthew Faulkner, age 22 is the son of Richard Warren Faulkner.
e.	Cynthia Ann Hobbs, age 53, is the daughter of Betty Fletcher.
f.	Casey Rhea Jones and Brittnay Lea Jones are husband and wife.
g.	Casey Rhea Jones, age 22, is the son of Donna Faulkner.
h.	Joshua Glynn Jones, age 27, is the son of Donna Faulkner.
i.	Jerry Douglas Love and Cheryl Jean Love are husband and wife.
j.	Jerry Douglas and Cheryl Jean Love are the parents of Jeffrey Love, the CEO of LIG Assets, Inc.
k.	Joseph H. Oden and Trisha Michelle Oden are husband and wife.
l.	Trisha Michelle Oden is the sister of Jeffrey Love, the CEO of LIG Assets, Inc.
m.	James Snipes and Debra Snipes are husband and wife.
n.	John Wetherell and Joyce Wetherell are husband and wife.
o.	John and Joyce Wetherell are the grandparents of Jeffrey Love, the CEO of LIG Assets, Inc.
p.	Michael Yates, age 24, and Tanner Yates, age 20, are the sons of James and Debra Snipes.
q.	Ralph Spina is the sole Member of The Spina Group, LLC.
r.	Lauren F. Fishman is the sole Member of Sienna Consultants, LLC.
s.	The Members of Bebeyim, LLC are Marvin K. Rowe II and Birsen Uysal-Rowe, husband and wife.
t.	Jeffrey W. Rowe is the sole Member of Global Lambent, LLC.
u.	David Rushing is the President of Carmel Valley Corporation.
v.	Gregg E. Jaclin is a partner of Anslow & Jaclin, LLP.
w.	Jeffrey W. Rowe and Marvin K. Rowe II are brothers.
x.	Dr. Ronald Schaefer is the President of RBS Associates.
y.	Ralph Spina, Lauren F. Fishman, Jeffrey W. Rowe, Marvin K. Rowe II, and Dr. Ronald Schaefer are all employees or agents of Going Public, LLC.

Item 8.
PLAN OF DISTRIBUTION

The selling security holders may sell some or all of their shares at a fixed price of $0.04 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over-The-Counter Bulletin Board (OTCBB) concurrently with the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.04 until a market develops for the stock.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following method.

o	ordinary brokers transactions, which may include long or short sales,
o	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,
o	through direct sales to purchasers or sales effected through agents,
o	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or
o	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $50,000.

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9.

 DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 200,000,000 Shares of common stock, $0.0001 par value per Share. There are no provisions in our charter or by-laws that would delay, defer or prevent a change in our control.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, $0.0001 par value per share.  Currently there are 62,937,500 common shares outstanding.

The holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs. Our common stock does not provide the right to a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities. All material terms of our common stock have been addressed in this section.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Preferred Stock

We are authorized to issue 50,000,000 shares of preferred stock, 0.0001 par value per share.  The terms of the preferred shares are at the discretion of the board of directors.  Currently there are 0 preferred shares issued and outstanding.

Dividends

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding.

ITEM.10

INTERESTS OF NAMED EXPERTS AND COUNSEL

Anslow and Jaclin, LLP have been issued 250,000 shares of LIG Assets, Inc. common stock for consulting services and are offering 200,000 of such shares through this offering. No other expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Berman & Company, P.A., our independent registered public accounting firm to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

ITEM.11 Information with Respect to the Registrant.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated in October 2008 in the State of Nevada. Effective October 14, 2008, Jeffrey Love, our Founder and President was issued 50,000,000 common stock shares for pre-incorporation services.

DESCRIPTION OF BUSINESS

GENERAL

LIG Assets, Inc., (“LIG” or the “Company”) is a real estate investment company which purchases and sells homes throughout the United States. The headquarters is located in the heart of Waxahachie, TX with future satellite locations to include Houston, TX. We offer quality homes for affordable prices to the middle class community. Our company owns properties for sale in Texas, Georgia, and Florida. LIG wishes to establish a successful partnership with our clients, staff, and title companies, that respects the interests and goals of each party. We provide high-level expertise in real estate sales focusing on home sellers and home buyers.  Buyers of residential real estate are our first customers.  We will never lose our focus that clients who buy our properties are our first obligation. Our second customer is the home seller.  We will provide superior personal services to our customers selling their homes. Sellers who list properties will pay commissions from the sale of their property. It is our sales agent's job to provide a professional service to both buyers and sellers, specifically in this order. As we grow, we will take on new employees providing them with highly competitive commission earnings, as well as providing them with a support service that will allow for more productive time in order to gain clients at a faster pace.

The first year of business will be spent expanding our building opportunities. The Company will strive to create and maintain an image and reputation in the industry as an honest, cooperative, and creative enterprise, characterized by ethics, fair play, and win-win results. In order to ensure success, LIG will focus on the development of strong partnerships with key real property professionals, i.e., sales brokers/agents, financial institutions, law firms, building trade contractors, real estate service firms, and others.

THE MARKET

We are poised to take advantage of the changes in the economy and expect to become a recognized name and profitable entity in the Texas real estate market. We chose to locate our office in the area of most revenue potential. Our targeted market area, the Dallas and Houston areas, show stability and growth. We have a beautiful office, centered in the Waxahachie area. This location will enable our sales associates to work in an area that will allow them to make more money in a shorter period of time. This area was chosen because of its significant population of homes in our target price range of $50,000-$250,000 and because of the recent popularity of this area by our target customer base of young, first-time, or first-upgrade home buyers. Also, we have significant familiarity with those neighborhoods after living in the area for more than 26 years.

COMPETITION

The competition in the marketplace is strong. Many individuals are able to purchase houses at below market price and “flip” them due to the economic crisis as well as the low overhead involved. Furthermore, the availability of below market homes is limited and we are in direct competition with others for the purchase of these homes. In addition this is a highly publicized business venture with several popular television shows educating would be entrepreneurs on the specifics of the business. There are also services such as Homevestments that offers mechanisms by which investors could market to persons in quick sale situations effectively.

We believe, however, that our knowledge of the business, previous performance, and reputation in the industry gives us a competitive edge in the marketplace.

MARKETING

We are a new, start-up, company and have not yet commenced any marketing programs. Due to the nature of our business, we will not use national advertising or promotions. Instead, we will utilize a direct marketing campaign including focus on our website, word of mouth, satisfied customers, brochures, newspapers, commercials, radio, business cards, stationary, flyers, postcards, and signage.

Our most important marketing strategy is customer service. There will always be an open line of communication between buyers and management via a web page and a 24-hour, call-in answering service. LIG has a website with the ability to obtain information about the company, submit questions or applications, browse current listings and make payments online.

DESCRIPTION OF PROPERTY

Our business office is located at 517 Ferris Avenue, Waxahachie, TX 75165. Currently, this space is sufficient to meet our needs; however, if we expand our business to a significant degree, we will have to find a larger space.

LEGAL PROCEEDINGS

There are currently no legal proceedings pending or threatened against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over-the-Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the Bulletin Board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of March 12, 2009, we had 43 shareholders of our common stock.

Rule 144 Shares

As of March 12, 2009 there are no shares of our common stock which are currently available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After October 2009, the 50,000,000 shares of our common stock held by Jeffrey Love will become available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act. After January 2010 the 12,587,500 of our common shares held by the 8 shareholders who were issued shares pursuant to the consultant agreement with Going Public, LLC will become available for sale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.  After January 2010, the 350,000 shares of our common stock held by the 35 shareholders who purchased their shares in the Regulation D 506 offering by us will become available for sale to the public without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company’s common stock for at least six months is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company. Under Rule 144(k), a person who is not one of the company’s affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Stock Option Grants

To date, we have granted no stock options.

Registration Rights

In our Consulting Agreement with Going Public, LLC (“Consultant”), we granted them piggy back registration rights whereby if we proposed to register our stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”), including a registration effected by the us for shareholders, we would, at such time, promptly give Consultant written notice of such registration, if Consultant or its designees hold shares of restricted stock. Upon the written request of Consultant given within twenty (20) days after mailing of such notice buy the us, the we would cause to register under the Securities Act, at our expense, all restricted shares of the Consultant, or Consultant’s designees or transferees, requested by the Consultant to be registered.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

We are also subject to the informational requirements of the Exchange Act which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s Internet website at http://www.sec.gov.

LIG Assets, Inc.
(A Development Stage Company)
Financial Statements
October 31, 2008

CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:
LIG Assets, Inc.

We have audited the accompanying balance sheet of LIG Assets, Inc. (a development stage company) as of October 31, 2008, and the related statements of operations, changes in stockholders’ deficit and cash flows for the period from October 14, 2008 (inception) to October 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of LIG Assets, Inc. (a development stage company) as of October 31, 2008, and the results of its operations and its cash flows for the period from October 14, 2008 (inception) to October 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has a net loss and deficit accumulated during the development stage of $14,560 for the period ended October 31, 2008; and net cash used in operating activities of $2,400 and a working capital deficit of $9,560 at October 31, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regards to these matters is also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Berman & Company, P.A.

Boca Raton, Florida
March 6, 2009

551 NW 77th Street. Suite 107 • Boca Raton, FI. 33487
Phone: (561) 864-4444 • Fax: (561) 892-3715
www.bermancpas.com • info@bermancpas.com
Registered with the PCAOB • Member AICPA Center for Audit Quality
Member American Institute of Certified Public Accountants
Member Florida Institute of Certified Public Accountants

LIG Assets, Inc.
(A Development Stage Company)
Balance Sheet
October 31, 2008

Assets

Current Assets
Real estate held for sale	$38,450
Prepaid	93,548
Loan receivable - related party	1,150
Total Current Assets	133,148

Total Assets	$133,148

Liabilities and Stockholders' Deficit

Current Liabilities
Notes payable	$142,000
Accrued interest	708
Total Current Liabilities	142,708

Stockholders' Deficit
Preferred stock, $0.0001 par value, 50,000,000 shares authorized;	-
none issued and outstanding
Common stock, $0.0001 par value, 200,000,000 shares authorized;
50,020,000 shares issued and outstanding	5,002
Additional paid-in capital	398
Deficit accumulated during the development stage	(14,560)
Subscription receivable	(400)
Total Stockholders' Deficit	(9,560)

Total Liabilities & Stockholders' Deficit	$133,148

See accompanying notes to financial statements

LIG Assets, Inc.
(A Development Stage Company)
Statement of Operations
For the Period from October 14, 2008 (Inception) to October 31, 2008

Operating expenses
General and administrative	$14,560
Total operating expenses	14,560

Net loss	$(14,560)

Net Loss per share - basic and diluted	$-

Weighted average number of shares outstanding
during the period - basic and diluted	50,001,176

See accompanying notes to financial statements

LIG Assets, Inc.
(A Development Stage Company)
Statement of Changes in Stockholders' Deficit
For the Period from October 14, 2008 (Inception) to October 31, 2008

				Deficit Accumulated
	Common Stock, $0.0001 Par Value		Additional Paid In	Duringthe Development	Subscription	Total Stockholders'
	Shares	Amount	Capital	Stage	Receivable	Deficit

Common stock issued for preincorporation services - founder ($0.0001/share)	50,000,000	$5,000	$-	$-	$-	$5,000

Common stock issued for subscription receivable	20,000	2	398	-	(400)	-

Net loss for the period from October 14, 2008 (inception) to October 31, 2008	-	-	-	(14,560)	-	(14,560)

Balance - October 31, 2008	50,020,000	$5,002	$398	$(14,560)	$(400)	$(9,560)

See accompanying notes to financial statements

LIG Assets, Inc.
(A Development Stage Company)
Statement of Cash Flows
For the Period from October 14, 2008 (Inception) to October 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(14,560)
Adjustments to reconcile net loss to net cash used in operating activities:
Common stock issued for services	5,000
Amortization of prepaid consulting services	6,452
Change in operating assets and liabilities
Increase (decrease) in:
Accrued interest	708
Net Cash Used In Operating Activities	(2,400)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash advance - related party	(1,150)
Net Cash Used In Investing Activities	(1,150)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from note payable	3,550
Net Cash Provided by Financing Activities	3,550

Net Change in Cash	$-

Cash - Beginning of Period	-

Cash - End of Period	$-

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period for:
Income taxes	$-
Interest	$-

SUPPLEMENTARY DISCLOSURE OF NONCASH INVESTING AND FINANCING TRANSACTIONS:
Stock sold in exchange for subscription receivable	$400
Acquisition of real estate held for sale in exchange for a note payable	$38,450
Note payable issued in exchange for future consulting services	$100,000

See accompanying notes to financial statements

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

Note 1 Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

LIG Assets, Inc. (the “Company”), was incorporated in the State of Nevada on October 14, 2008.

The Company acquires, rehabilitates and resells homes for profit throughout the United States. The Company believes that, given the current credit crisis, there exists the opportunity to acquire properties at below market value and sell them for a gain.

Development Stage

The Company's financial statements are presented as those of a development stage enterprise. Activities during the development stage primarily include equity based financing and further implementation of the business plan. The Company has not generated any revenues since inception.

Risks and Uncertainties

The Company intends to operate in an industry that is subject to significant changes in the market. The Company's operations will be subject to significant risk and uncertainties including financial, operational, regulatory and other risks associated with a development stage company, including the potential risk of business failure.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

A significant estimate in 2008 included a 100% valuation allowance for deferred taxes due to the Company’s continuing and expected future losses.

Earnings per Share

Basic earnings (loss) per share is computed by dividing net income (loss) by weighted average number of shares of common stock outstanding during each period.  Diluted earnings (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. For the period from October 14, 2008 (inception) to October 31, 2008, the Company had no common stock equivalents that could potentially dilute future earnings (loss) per share; hence, a separate computation of diluted earnings (loss) per share is not presented, as the Company reflects a net loss and the effect of considering any common stock equivalents if outstanding would have been anti-dilutive.

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.  The Company had no cash equivalents at October 31, 2008.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.  At October 31, 2008, there were no balances that exceeded the federally insured limit.

Stock-Based Compensation

All share-based payments to employees are recorded and expensed in the statement of operations as applicable under SFAS No. 123R “Share-Based Payment”.

Non-Employee Stock Based Compensation

Stock-based compensation awards issued to non-employees for services will be recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue EITF No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” (“EITF 96-18”). For the period from October 14, 2008 (inception) to October 31, 2008, the Company has not issued any stock based compensation to third parties.

Income Taxes

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

The Company adopted the provisions of FASB Interpretation No. 48; “Accounting for Uncertainty in Income Taxes-An Interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not, that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount, which is more than 50% likely of being realized upon ultimate settlement. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments.  At October 31, 2008, the Company did not record any liabilities for uncertain tax positions.

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

Segment Information

The Company follows Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information."  During 2008, the Company only operated in one segment; therefore, segment information has not been presented.

Real Estate Development Costs

Costs that clearly relate to property development projects are capitalized. Costs are allocated to project components by the specific identification method whenever possible. Otherwise, acquisition costs are allocated based on their relative fair value before development, and development costs are allocated based on their relative sales value. Interest costs are capitalized while development is in progress.

At October 31, 2008, real estate held for sale includes a single property with a carrying amount of $38,450. (See Note 4)

Accounting for the Impairment of Long-Lived Assets

In accordance with Statement of Financial Statements (“SFAS”) No. 144, Accounting for Impairment or Disposal of Long-Lived Assets, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

There were no impairment losses recorded during the period ended October 31, 2008.

Recent Accounting Pronouncements

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”), which clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability.  It also defines fair value and established a hierarchy that prioritizes the information used to develop assumptions.  SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The adoption of SFAS No. 157 did not have a material effect on the Company’s financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings.  The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable.  Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes.  SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year.  The adoption of SFAS No. 159 did not have a material effect on the Company’s financial position, results of operations or cash flows.

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The adoption of SFAS No. 160 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS 141R, “Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141, “Business Combinations”.  This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of SFAS No. 141R is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

In January 2008, the SEC released SAB No. 110, which amends SAB No. 107 which provided a simplified approach for estimating the expected term of a “plain vanilla” option, which is required for application of the Black-Scholes option pricing model (and other models) for valuing share options. At the time, the Staff acknowledged that, for companies choosing not to rely on their own historical option exercise data (i.e., because such data did not provide a reasonable basis for estimating the term), information about exercise patterns with respect to plain vanilla options granted by other companies might not be available in the near term; accordingly, in SAB No. 107, the Staff permitted use of a simplified approach for estimating the term of plain vanilla options granted on or before December 31, 2007. The information concerning exercise behavior that the Staff contemplated would be available by such date has not materialized for many companies. Thus, in SAB No. 110, the Staff continues to allow use of the simplified rule for estimating the expected term of plain vanilla options until such time as the relevant data becomes widely available. The Company does not expect its adoption of SAB No. 110 to have a material impact on its financial position, results of operations or cash flows.

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

In March 2008, the FASB issued SFAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities—An Amendment of FASB Statement No. 133.” (“SFAS 161”). SFAS 161 establishes the disclosure requirements for derivative instruments and for hedging activities with the intent to provide financial statement users with an enhanced understanding of the entity’s use of derivative instruments, the accounting of derivative instruments and related hedged items under Statement 133 and its related interpretations, and the effects of these instruments on the entity’s financial position, financial performance, and cash flows. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2008. The Company does not expect its adoption of SFAS 161 to have a material impact on its financial position, results of operations or cash flows.

In April 2008, the FASB issued FASB Staff Position (“FSP”) SFAS No. 142-3, “Determination of the Useful Life of Intangible Assets”. This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under FASB Statement No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). The intent of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R, and other GAAP. This FSP is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company is currently evaluating the impact of SFAS FSP 142-3, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (“SFAS 162”).  SFAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles in the United States.  This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board’s amendments to AU section 411, The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles.  The Company is currently evaluating the impact of SFAS 162, but does not expect the adoption of this pronouncement will have a material impact on its financial position, results of operations or cash flows.

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market For That Asset Is Not Active” (“FSP FAS 157-3”), with an immediate effective date, including prior periods for which financial statements have not been issued.  FSP FAS 157-3 amends FAS 157 to clarify the application of fair value in inactive markets and allows for the use of management’s internal assumptions about future cash flows with appropriately risk-adjusted discount rates when relevant observable market data does not exist.  The objective of FAS 157 has not changed and continues to be the determination of the price that would be received in an orderly transaction that is not a forced liquidation or distressed sale at the measurement date.  The adoption of FSP FAS 157-3 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Note 2 Going Concern

As reflected in the accompanying financial statements, the Company has a net loss and deficit accumulated during the development stage of $14,560 for the period ended October 31, 2008; and net cash used in operating activities of $2,400 and a working capital deficit of $9,560 at October 31, 2008. In addition, the Company is in the development stage and has not yet generated any revenues.

The ability of the Company to continue as a going concern is dependent on Management's plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 Loan Receivable - Related Party

On October 20, 2008, the Company had advanced its majority stockholder $1,150 (See Note 7).

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

Note 4 Notes Payable

(A) Services

On October 19, 2008, the Company entered into a six-month, $100,000 consulting agreement for future services. This consulting agreement was financed with an eleven-month note, secured by all assets of the Company prior to approval of trading on the Over the Counter Bulletin Board, and 50,000,000 shares issued to the Company’s founder once the Company is approved to trade on the Over the Counter Bulletin Board (see Note 6). The note bears interest at 12% with a default interest rate of 18%. The agreement also includes a provision that the consultants with a twenty percent equity position in the Company once they are publicly traded. For the period ended October 31, 2008, the Company recorded amortization expense related to the prepaid consulting services of $6,452.

On January 22, 2009, the Company issued 12,587,500 shares of common stock to these consultants for future services having a fair value of $251,750 ($0.02/share), based upon the recent cash offering price.  These shares are fully vested and non-forfeitable.  Therefore, the Company will expense the entire amount in January 2009.

(B) Real Estate Held for Sale

On October 20, 2008, the Company executed a $42,000 note payable to acquire real estate having a carrying value of $38,450.  The note bears interest at 16% with a default interest rate of 18%.  The note is due April 20, 2009.  The note is secured by the real estate. In connection with obtaining this loan, the Company’s principal stockholder received cash of $3,550.  The $3,550 was offset by advances to the Company by the principal stockholder (See Note 7).

Note 5 Income Taxes

SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carryforwards.  SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

The Company has a net operating loss carryforward for tax purposes totaling $9,560 at October 31, 2008, expiring through 2028. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carryforwards after a change in control (generally greater than a 50% change in ownership).  Temporary differences, which give rise to a net deferred tax asset, are as follows:

Significant deferred tax assets at October 31, 2008 are as follows:

Gross deferred tax assets:
Net operating loss carryforwards	$(3,250)
Total deferred tax assets	(3,250)
Less: valuation allowance	3,250
Net deferred tax asset recorded	$-

The valuation allowance at October 14, 2008 (inception) was $0. The net change in valuation allowance during the period ended October 31, 2008, was an increase of $3,250.  In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred income tax assets will not be realized.  The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.  Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.   Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a full valuation allowance as of October 31, 2008.

The actual tax benefit differs from the expected tax benefit for the period ended October 31, 2008 (computed by applying the U.S. Federal Corporate tax rate of 34% to income before taxes as follows:

Expected tax expense (benefit) - Federal	$(4,950)
Stock issued for services	1,700
Change in Valuation Allowance	3,250
Actual tax expense (benefit)	$-

Note 6 Stockholders’ Deficit

In October 2008, the Company issued 50,000,000 shares of common stock to its founder for services rendered ($0.0001/share), based upon the fair value of the services provided, for pre-incorporation services.  Under SFAS No. 123R and APB No. 29, “Accounting for Nonmonetary Transactions”, fair value of the services provided reflect a more readily determinable fair value of the shares issued.  The exchange of these non-monetary assets did not result in a gain or loss. At October 31, 2008, the Company has expensed this stock issuance as a component of general and administrative expense. The shares are held by a third party escrow agent as security on a note payable in the event of default (See Note 4).

LIG Assets, Inc.
(A Development Stage Company)
Notes to Financial Statements
October 31, 2008

On October 31, 2008, the Company issued 20,000 shares of common stock for a $400 subscription receivable ($0.02/share), under a private placement to third party investors.  The $400 was received in December 2008.

Note 7 Subsequent Events

(A) Note Payable – Related Party

On November 28, 2008, the Company’s principal stockholder advanced $8,372.  The note bears interest at 6%, was due February 1, 2009 and is unsecured.  As of the date of the accompanying report, the note is in default.  On March 3, 2009 the Company repaid $5,000.

(B) Real Estate Held for Sale

In November 2008, the Company executed five notes, aggregating $323,900, to acquire real estate having a carrying value of $199,600.  The notes bear interest at 12%. These notes are due June 1, 2009.  These notes are secured by the underlying real estate. In connection with these acquisitions, the Company received $124,300 from the lender.  This balance was held in escrow to be used for renovations associated with these properties.

In February 2009, the Company executed a note for $48,000 to acquire real estate having a carrying value of $48,000. The note bears interest at 14%. The note is secured by the underlying real estate.

(C) Stock Issuances

In November 2008, the Company issued 160,000 shares of common stock for $3,200 ($0.02/share), under a private placement to third party investors.

In December 2008, the Company issued 120,000 shares of common stock for $2,400 ($0.02/share), under a private placement to third party investors.

In January 2009, the Company issued 50,000 shares of common stock for $1,000 ($0.02/share), under a private placement to third party investors.

(D) Sale of Real Estate

In February 2009, the Company executed two notes with separate buyers for two of the above properties noted in (B) for $124,600. The notes bear interest ranging from 11-11.50%, are due in thirty years (payable in monthly installments) and are secured by the underlying properties. The contract sales price for the properties was $135,600 representing a gain on sale of real estate of $36,702.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

MANAGEMENT DISCUSSION AND ANALYSIS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

PLAN OF OPERATION

We were formed to be a real estate investment company located in Waxahachie, TX which purchases and sells homes throughout the United States. We chose to locate our office in the area of most revenue potential. Our targeted market area, the Dallas and Houston areas, show stability and growth.

Our business plan is to offer quality homes for affordable prices to the middle class community. Whether they have good or bad credit, our business plan is to get them into their dream home with our special financing programs. We even plan to offer as-is homes with no down payment. The timing is right for starting this venture, with the economy down and the mortgage crisis affecting many families. By taking advantage of this mortgage crisis, we are able to offer low prices. We plan to strive to satisfy our customers by finding the perfect home for them with an affordable payment

Our start up costs will be $1 million for purchasing and cash on hand for the next 6 months. During the start-up phase of this project, the following major events will occur, some of them simultaneously:  obtain $1 million investment; finalize operating procedures; intensify marketing campaign; hire remaining staff; and train staff.

We have budgeted $250,000.00 over the next year for general expenses. This budget covers marketing expenses ($60,000.00), legal and consulting fees ($140,000.00), infrastructure fees ($20,000.00) and due diligence fees ($30,000.00).

If we are unable to purchase the requisite houses at prices substantially below market value we may have to suspend or cease our efforts. If we cease our previously stated efforts we do not have plans to pursue other business opportunities. If we cease operations investors will not receive any return on their investments.

Results of Operations

For the period from October 14, 2008 through October 31, 2008, we had no revenue. Expenses for the period totaled $14,560 resulting in a loss of ($14,560). Expenses of $14,560 for the period consisted of $14,560 for general and administrative expenses.

Capital Resources and Liquidity

As of October 31, 2008 we had $0 in cash.

We believe that we will need additional funding to satisfy our cash requirements for the next twelve months. Completion of our plan of operation is subject to attaining adequate revenue. We cannot assure investors that additional financing will be available. In the absence of additional financing, we may be unable to proceed with our plan of operations.

We anticipate that our operational, and general and administrative expenses for the next 12 months will total approximately $250,000. We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees. The foregoing represents our best estimate of our cash needs based on current planning and business conditions. The exact allocation, purposes and timing of any monies raised in subsequent private financings may vary significantly depending upon the exact amount of funds raised and our progress with the execution of our business plan. We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Promissory Notes

As of the date of this registration statement, we have notes payable as follows:

We have a secured note (“Secured Note”) payable to Going Public, LLC in the amount of $100,000, due on September 19, 2009. The Secured Note bears interest at 12%, is due monthly and is secured by the Company’s assets and the control shares of the Company’s controlling shareholder(s).

We have a note payable (“Lien Note”) to an individual in the amount of $42,000, due April 20, 2009, at which time all principle and interest shall be due and payable. The Lien Note accrues interest at the rate of 16% per annum. There is a minimum of three months interest ($1,656.90) and a one percent obligation fee charged in the event of early payoff.

On November 28, 2008, the Company’s principal stockholder advanced $8,372.  The note bears interest at 6%, was due February 1, 2009 and is unsecured.  On March 3, 2009 the Company repaid $5,000.

In November 2008, the Company executed five notes, aggregating $323,900, to acquire real estate having a carrying value of $199,600.  The notes bear interest at 12%. These notes are due June 1, 2009.  These notes are secured by the underlying real estate. In connection with these acquisitions, the Company received $124,300 from the lender.  This balance was held in escrow to be used for renovations associated with these properties.

In February 2009, the Company executed a note for $48,000 to acquire real estate having a carrying value of $48,000. The note bears interest at 14%. The note is secured by the underlying real estate.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 12, 2009 are as follows:

NAME	AGE	POSITION
Jeffrey Love	27	Principal Executive Officer, Principal Financial Officer, President, Director, Secretary, Treasurer

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Jeffrey Love

Mr. Jeffrey Love is the Chairman, Chief Executive Officer, and founder of LIG Assets, Inc.  Mr. Love began his professional career in the construction industry and has been self employed for the past ten years.  He brings over eight years experience to the real estate business.  Mr. Love has bought and sold hundreds of properties and run several successful companies.  Mr. Love is highly familiar with the Dallas Fort-Worth market since he was born and raised in Dallas, Texas and has lived in the area for 27 years.  He currently resides with his wife and two children in Waxahachie,

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of March 12, 2009 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class (1)

Common Stock	Jeffrey Love 651 Brookvista Court Waxahachie, TX 75165	50,000,000	79.44%

Common Stock	All executive officers and directors as a group	50,000,000	79.44%

(1)	Based upon 62,937,500 shares outstanding as of March 12, 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have a secured note (“Secured Note”) payable to Going Public, LLC in the amount of $100,000, due on September 19, 2009. The Secured Note bears interest at 12%, interest is due monthly, is secured by the controlling shares held by the Company’s controlling shareholders.

We have a note payable (“Lien Note”) to an individual in the amount of $42,000, due April 20, 2009, at which time all principle and interest shall be due and payable. The Lien Note accrues interest at the rate of 16% per annum. There is a minimum of three months interest ($1,656.90) and a one percent obligation fee charged in the event of early payoff.

Compensation of Executive Officers

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended October 31, 2008 in all capacities for the accounts of our executives, including the Chief Executive Officer (CEO) and Chief Financial Officer (CFO):

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Jeffrey Love Principal Executive Officer, Principal Financial Officer President,Director, Secretary, Treasurer	2008(1)	$0	0	$0	0	0	0	0	$0

(1)   We do not have any plans to pay our officers and directors any compensation at this time and our financial situation would be worse than currently disclosed if we were required to make such payments.

Option Grants Table. There were no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table through October 31, 2008.

Aggregated Option Exercises and Fiscal Year-End Option Value Table.  There were no stock options exercised during year ending October 31, 2008 by the executive officer(s) named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP”) Awards Table. There were no awards made to a named executive officer during the year ended October 31, 2008 under a LTIP.

Compensation of Directors

Directors are permitted to receive fixed fees for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity and at this time we have no plans to pay any fees to our directors.

Employment Agreements

We do not have any employment agreements in place with our officers or directors.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LIG ASSETS, INC.
1,935,071 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus Is: March, 2009

PART II -- INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses Of Issuance And Distribution.

Securities and Exchange Commission registration fee	$3.04
Federal Taxes	$0
State Taxes and Fees	$0
Transfer Agent Fees	$2,500
Accounting fees and expenses	$7,500
Legal fees and expense	$10,000
Blue Sky fees and expenses	$0
Miscellaneous	$0
Total	$20,003

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification Of Directors And Officers.

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales Of Unregistered Securities.

We were incorporated in the State of Nevada on October 14, 2008 and 50,000,000 common shares were issued to Jeffrey Love. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since he agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In October 2008, we entered into a consulting agreement with Going Public, LLC. On January 22, 2009 we issued 12,587,500 common shares to the individuals listed below in the amounts set forth.

Sienna Consultants, LLC	731,687
Carmel Valley Corporation	3,024,064
The Spina Group, LLC	1,989,516
Bebeyim, LLC	3,000,000
Global Lambent, LLC	462,678
Anslow & Jaclin, LLP	250,000
RBS Associates	185,071
Arisa Capital, Inc.	2,944,484

These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholders had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In January 2009, we completed a Regulation D Rule 506 offering in which we sold 350,000 shares of common stock to 35 investors, at a price per share of $0.02 per share for an aggregate offering price of $7,000.00. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Baca, Patsy	10,000
Callahan, Toy Lynn	10,000
Chambers, Chelsea	10,000
Elsik, Dale	10,000
Elsik, Lisa	10,000
Faulkner, Donna Kay	10,000
Faulkner, Matthew	10,000
Faulkner, Richard Warren	10,000
Fletcher, Betty L.	10,000
Gomez, Crystal	10,000
Hobbs, Cynthia Ann	10,000
Hodges, John	10,000
Howard, Danette C.	10,000
Jones, Brittnay Lea	10,000
Jones, Casey Rhea	10,000
Jones, Joshua Glynn	10,000
Love, Cheryl Jean	10,000
Love, Jerry Douglas	10,000
Oden, Joseph H.	10,000
Oden, Trisha Michelle	10,000
Rodriquez, Robert	10,000
Salas, Heather	10,000
Savage, Margaret	10,000
Shelley, Bobby	10,000
Smith, Justin	10,000
Snipes, Debra	10,000
Snipes, James	10,000
Stanger, Barbara	10,000
Warren Jr., Jon	10,000
Wetherell, John	10,000
Wetherell, Joyce	10,000
Whitlock, Chad R.	10,000
Woiton, James	10,000
Yates, Michael	10,000
Yates, Tanner	10,000

The Common Stock issued in our Regulation D, Rule 506 Offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 506 of Regulation D of the Securities Act of 1933. In accordance with Section 230.506 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 506 exemption for this offerings since it met the following requirements set forth in Reg. §230.506:

(A)	No general solicitation or advertising was conducted by us in connection with the offering of any of the Shares.

(B)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(C)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E)	None of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in January 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Anslow & Jaclin, LLP
10.1	Consulting Agreement
23.1	Consent of Berman & Company, P.A.
23.2	Consent of Counsel, as in Exhibit 5.1
24.1	Power of Attorney

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i.  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

    ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    iv.  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Waxahachie, Texas on March 12, 2009.

LIG ASSETS, INC.

By:	/s/ Jeffrey Love
Jeffrey Love
Principal Executive Officer, Principal Financial Officer, Director, President, Secretary and Treasurer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Love and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of LIG Assets, Inc.) to sign any or all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed below by the following persons in the capacities and on the dates stated.

By:	/s/ Jeffrey Love
Jeffrey Love
Principal Executive Officer, Principal Financial Officer, Director, President, Secretary and Treasurer